                                                                    Exhibit 3.12

                        FORM OF CERTIFICATE OF FORMATION

                                       OF

                        COMMUNICATIONS INFRASTRUCTURE LLC




            1. The name of the limited liability company is Communications Infrastructure LLC.


            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

            3. This Certificate shall become effective upon filing in the office of the Secretary of State of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned, as an authorized person, has executed this Certificate of Formation of Communications Infrastructure LLC this _____ day of October, 2004.



                        -------------------------------
                        Name: Peter Stokes
                        An Authorized Person